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                                                                   Exhibit 10.36

                             RURAL/METRO CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN


                      AS AMENDED THROUGH SEPTEMBER 6, 1996


                                    ARTICLE I
                                     PURPOSE

                  1.1 NAME. This Stock Purchase Plan shall be known as the Rural/Metro Employee Stock Purchase Plan (the "Plan").

                  1.2 PURPOSE. The Plan is intended to provide a method whereby employees of Rural/Metro Corporation, a Delaware corporation (the "Company"), and one or more of its Subsidiary Corporations will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Common Stock of the Company.

                  1.3 QUALIFICATION. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

                                   ARTICLE II
                                   DEFINITIONS

                  2.1 BASE PAY. "Base Pay" shall mean the estimated annual compensation of an Employee and (a) with respect to a salaried Employee, shall be based on such Employee's current annual salary and (b) with respect to a hourly Employee, shall be based on such Employee's RHE times such Employee's regular straight-time hourly rate. Shift premium, bonuses, "skill-based" pay, and other special payments, commissions (unless such commissions represent the primary source of compensation, as determined by the Committee) and other marketing incentive payments shall not be included in Base Pay. For purpose of the foregoing, "RHE" for a full time Employee shall mean the sum of (i) 2080 and
(ii) 1.5 times the estimated number of overtime hours to be worked annually and "RHE" for a part-time Employee shall mean 1040. If any Offering is a six month Offering, the Base Pay shall be divided by one-half.

                  2.2 COMMITTEE. "Committee" shall mean the individuals described in Article XI.

                  2.3 EMPLOYEE. "Employee" shall mean any person who is customarily employed on a full-time or part-time basis by the Company and is regularly scheduled to work more than 20 hours per week.

                  2.4 PARTICIPATING COMPANY. "Participating Company" shall mean the Company, all Subsidiary Corporations listed on Exhibit A attached hereto, and such other Subsidiary Corporations as may be designated from time to time by the Board of Directors of the Company upon its decision to extend the benefits of the Plan to the eligible Employees of such Subsidiary Corporation.

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                  2.5 STOCK. "Stock" shall mean the Common Stock of the Company, par value one cent ($.01).

                  2.6 SUBSIDIARY CORPORATION. "Subsidiary Corporation" shall mean any present or future corporation which would be a "subsidiary corporation" of the Company, as that term is defined in Code section 424.

                                   ARTICLE III
                          ELIGIBILITY AND PARTICIPATION

                  3.1 INITIAL ELIGIBILITY. Any Employee who shall have completed 30 days of continuous employment with a Participating Company and is employed by a Participating Company on the date such Employee's participation in the Plan is to become effective shall be eligible to participate in Offerings under the Plan which commence on or after such 30 day employment period has concluded. Any Corporation which becomes a Subsidiary Corporation after the initial Offering Commencement Date shall become a Participating Company only upon the decision of the Board of Directors of the Company to designate such Subsidiary Corporation as a Participating Company and to extend the benefits of the Plan to its eligible Employees. For any Subsidiary Corporation which becomes a Participating Company in the Plan after July 1, 1994, a subsequent effective date shall be designated with respect to its participation by the eligible Employees of such Participating Company.

                  3.2 LEAVE OF ABSENCE. For purposes of participation in the Plan, a person on leave of absence shall be deemed to be an Employee for the first 90 days of such leave of absence and such Employee's employment shall be deemed to have terminated at the close of business on the 90th day of such leave of absence unless such Employee shall have returned to regular full-time or part-time employment (as the case may be) prior to the close of business on such 90th day. Termination by a Participating Company of any Employee's leave of absence, other than termination of such leave of absence on return to full time or part time employment, shall terminate an Employee's employment for all purposes of the Plan and shall terminate such Employee's participation in the Plan and right to exercise any option.

                  3.3 RESTRICTIONS ON PARTICIPATION. Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option to participate in the Plan:

                           (a) if, immediately after the grant, such Employee
would own stock, and/or hold outstanding options to purchase stock, possessing five percent or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of section 424(d) of the Code shall apply in determining stock ownership of any Employee); or

                           (b) which permits such Employee's rights to purchase
stock under all Employee stock purchase plans of the Company and all Participating Companies to accrue at a rate which exceeds $25,000 in fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding.

                  3.4 COMMENCEMENT OF PARTICIPATION. An eligible Employee may become a participant by completing the enrollment forms prescribed by the Committee (including a purchase agreement and a payroll deduction authorization) and filing such forms with the designated office of the Company prior to the Offering Commencement Date for the next scheduled Offering (as such terms are

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defined below). Payroll deductions for a participant shall commence on the next scheduled Offering Commencement Date when such Employee's authorization for a payroll deduction becomes effective and shall continue in effect for the term of this Plan, except to the extent such payroll deduction is changed in accordance with this Section 3.4 or terminated in accordance with Article VIII. The participant may, at any time, increase or decrease the rate of the participant's payroll deduction by filing the appropriate form with the designated office of the Company. The new rate shall become effective as of the next applicable Offering Commencement Date.

                                   ARTICLE IV
                                    OFFERINGS

                  4.1 ANNUAL OFFERINGS. The Plan will be implemented by up to 10 annual offerings of the Company's Common Stock (the "Offerings") beginning on the 1st day of July in each of the years 1994 through 2003, with each Offering terminating on June 15 of the following year, provided, however, that each annual Offering may, in the discretion of the Committee exercised prior to the commencement thereof, be divided into two six-month Offerings commencing respectively, on July 1 and January 1 and terminating six months thereafter. The total number of shares issuable under the Plan shall be 150,000. As used in the Plan, "Offering Commencement Date" means the January 1 or July 1, as the case may be, on which the particular Offering begins and "Offering Termination Date" means the June 15 or December 31 as the case may be, on which the particular Offering terminates. Any decision of the Committee to adjust the number of shares in an Offering must be made prior to the Offering Commencement Date of that Offering.

                                    ARTICLE V
                               PAYROLL DEDUCTIONS

                  5.1 PERCENTAGE OF PARTICIPATION. At the time an Employee files authorization for payroll deduction and becomes a participant in the Plan, the Employee shall elect to have deductions made from the Employee's pay on each payday during the time the Employee is a participant in an Offering. Such deductions shall be an amount equal to the Employee's Participation Amount divided by the number of payroll periods occurring during the Offering. An Employee's "Participation Amount" shall equal the rate of 1, 2, 3, 4, 5, 6, 7, 8, 9 or 10 percent (as elected by the Employee) times such Employee's Base Pay in effect at the Offering Commencement Date of such Offering; provided, however, that prior to any Offering Commencement Date, the Committee shall have the discretion to limit deductions to less than 10 percent (but no less than 5 percent) for any Offering.

                  5.2 CALCULATION OF BASE PAY. An Employee's Base Pay of the date of an Offering and whether an Employee is "part-time" shall be determined in the discretion of the Company based on the provisions of this Plan. In calculating an Employee's normal weekly rate of pay under this Section 6.1, retroactive adjustments occurring during an Offering which are retroactive to the last day prior to the Commencement Date of that particular Offering shall be taken into account. In addition, if a participant's Base Pay includes commissions, then the Committee may set such Employee's Base Pay based upon averages and standards as determined in the discretion of the Committee.

                  5.3 PARTICIPANT'S ACCOUNT. All payroll deductions made for a participant shall be credited to such Employee's account under the Plan. A participant may not make any separate cash payment into such account except when on leave of absence and then only as provided in Section 5.5.

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                  5.4 CHANGES IN PAYROLL DEDUCTIONS. A participant may
discontinue participation in the Plan as provided in Article VIII, but no other change can be made during an Offering and, specifically, a participant may not alter the amount of such participant's payroll deductions for that Offering.

                  5.5 LEAVE OF ABSENCE. If a participant goes on a leave of absence, such participant shall have the right to elect: (a) to withdraw the balance in such participant's account pursuant to Section 8.1 hereof, or (b) to discontinue contributions to the Plan but remain a participant in the Plan, or remain a participant in the Plan during such leave of absence, authorizing deductions to be made from payments by the Company to the participant during such leave of absence and undertaking to make cash payments to the Plan at the end of each payroll period to the extent that amounts payable by the Participating Company to such participant are insufficient to meet such participant's authorized Plan deductions.

                                   ARTICLE VI
                               GRANTING OF OPTION

                  6.1 NUMBER OF OPTION SHARES. On each Offering Commencement Date, a participating Employee shall be deemed to have been granted an option to purchase a maximum number of shares of the Stock of the Company equal to the Participation Amount (as defined in Section 5.1 hereof) divided by the Option Price of the stock of the Company on the applicable Offering Commencement Date, determined as provided in Section 6.2 hereof.

                  6.2 OPTION PRICE. The Option Price of Stock purchased with payroll deductions made during each annual Offering for a participant therein shall be 85 percent of the closing price of the Stock on the Offering Commencement Date or the nearest prior business day on which trading occurred on The Nasdaq National Market.

                                   ARTICLE VII
                               EXERCISE OF OPTION

                  7.1 AUTOMATIC EXERCISE. Unless a participant gives written notice to the Company as hereinafter provided, such participant's option for the purchase of stock granted under Section 6.1 hereof will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering for the purchase of the number of full shares of Stock which the accumulated payroll deductions in such Employee's account at that time will purchase at the applicable Option Price (but not in excess of the number of shares for which options have been granted to the Employee pursuant to Section
6.1 hereof), and any excess in such Employee's account at that time will be returned to the participant.

                  7.2 FRACTIONAL SHARES. Fractional shares will not be issued under the Plan and any accumulated payroll deductions which would have been used to purchase fractional shares will be returned to any Employee promptly following the termination of an Offering, without interest.

                  7.3 TRANSFERABILITY OF OPTION. During a participant's lifetime, options held by such participant shall be exercisable only by that participant.

                  7.4 DELIVERY OF STOCK. As promptly as practicable after the Offering Termination Date of each Offering, the Company will deliver to each participant, as appropriate, the Stock purchased

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upon exercise of such Employee's option. All Stock delivered to each participant will contain a restriction stating that such Stock is restricted from being transferred for a period of one year from the date of issuance unless the Committee otherwise consents. It is not the intention of the Committee to consent to transfers except in extraordinary situations such as upon the death of a participant. The Committee may withhold its consent to any such transfer in its absolute and sole arbitrary discretion. Any transfer in violation of the legend placed on each such stock certificate shall be void ab initio. In no event, however, shall stock be forfeited for violation of the transfer restriction.

                                  ARTICLE VIII
                                   WITHDRAWAL

                  8.1 IN GENERAL. At any time prior to the last five days of an Offering period, a participant may withdraw payroll deductions credited to such participant's account under the Plan by giving written notice to the designated office of the Company, which withdrawal notice shall be in form and substance as decided by the Committee. All of the participant's payroll deductions credited to the participant's account will be paid to the participant promptly after receipt of such participant's notice of withdrawal, and no further payroll deductions will be made from the participant's pay during such Offering or during any subsequent Offering unless an Employee re-enrolls as provided in
Section 8.2 hereof. The Company may, at its option, treat any attempt by a participant to borrow on the security of such participant's accumulated payroll deductions as an election to withdraw such deductions.

                  8.2 EFFECT ON SUBSEQUENT PARTICIPATION. A participant's withdrawal from any Offering will not have any effect upon such Employee's eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company. In order to be eligible for a subsequent Offering, however, a participant who has withdrawn from an Offering must satisfy the requirements of Section 3.4 hereof prior to the Offering Commencement Date of the next succeeding Offering.

                  8.3 TERMINATION OF EMPLOYMENT. Upon termination of the participant's employment for any reason, including retirement (but excluding death or permanent disablement while in the employ of the Company or continuation of a leave of absence for a period beyond 90 days), the payroll deductions credited to such Employee's account will be returned to the Employee, or, in the case of the Employee's death subsequent to the termination of such Employee's employment, to the person or persons entitled thereto under Section
12.1 hereof.

                  8.4 TERMINATION OF EMPLOYMENT DUE TO DEATH. Upon termination of the participant's employment because of death or permanent disablement, the participant or participant's beneficiary (as defined in Section 12.1 hereof) shall have the right to elect, by written notice given to the designated office of the Company prior to the earlier of the Offering Termination Date or the expiration of a period of 60 days commencing with the termination of the participant's employment, either:

                           (a) to withdraw all of the payroll deductions
credited to the participant's account under the Plan, or

                           (b) to exercise the participant's option on the next
Offering Termination Date and purchase the number of full shares of stock which the accumulated payroll deductions in the participant's account at the date of the participant's cessation of employment will purchase at the

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applicable option price, and any excess in such account will be returned to said beneficiary, without interest.

In the event that no such written notice of election shall be duly received by the designated office of the Company, the beneficiary shall automatically be deemed to have elected, pursuant to paragraph (b), to exercise the participant's option.

                  8.5 LEAVE OF ABSENCE. A participant on leave of absence shall, subject to the election made by such participant pursuant to Section 5.5 hereof, continue to be a participant in the Plan so long as such participant is on continuous leave of absence. A participant who has been on leave of absence for more than 90 days and who therefore is not an Employee for the purpose of the Plan shall not be entitled to participate in any Offering commencing after the 90th day of such leave of absence. Notwithstanding any other provisions of the Plan, unless a participant on leave of absence returns to regular full time or part time employment with the Company at the earlier of: (a) the termination of such leave of absence or (b) three months from the 90th day of such leave of absence, such participant's participation in the Plan shall terminate on whichever of such dates first occurs.

                                   ARTICLE IX
                                    INTEREST

                  9.1 PAYMENT OF INTEREST. No interest will be paid or allowed on any money paid into the Plan or credited to the account of any participant Employee including any interest paid on any and all money which is distributed to an Employee or such Employee's beneficiary pursuant to the provisions of Sections 8.1, 8.3, 8.4 and 10.1 hereof.

                                    ARTICLE X
                                      STOCK

                  10.1 MAXIMUM SHARES. The maximum number of shares which shall be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 12.4 hereof, shall be 150,000 shares. If the total number of shares for which options are exercised on any Offering Termination Date in accordance with Article VI exceeds the maximum number of shares for the applicable Offering, the Company shall make a pro rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as the Committee shall determine to be equitable, and the balance of payroll deductions credited to the account of each participant under the Plan shall be returned to such participant as promptly as possible.

                  10.2 PARTICIPANT'S INTEREST IN OPTION STOCK. The participant will have no interest in stock covered by such Employee's option until such option has been exercised.

                  10.3 REGISTRATION OF STOCK. Stock to be delivered to a participant under the Plan will be registered in the name of the participant, or, if the participant so directs by written notice to the designated office of the Company prior to the Offering Termination Date applicable thereto, in the names of the participant and one such other person as may be designated by the participant, in the form and manner permitted by applicable law.

                  10.4 RESTRICTIONS ON EXERCISE. The Board of Directors may, in its discretion, require as conditions to the exercise of any option that the shares of Common Stock reserved for issuance upon

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the exercise of the option shall have been duly listed, upon official notice of issuance, upon a stock exchange or the Nasdaq National Market, and that either:

                           (a) a Registration Statement under the Securities Act
of 1933, as amended, with respect to said shares shall be effective, or

                           (b) the participant shall have represented at the
time of purchase, in form and substance satisfactory to the Company, that it is such Employee's intention to purchase the shares for investment and not for resale or distribution.

                                   ARTICLE XI
                                 ADMINISTRATION

                  11.1 APPOINTMENT OF COMMITTEE. The Board of Directors shall appoint a committee (the "Committee") to administer the Plan, which shall consist of no fewer than two (2) members of the Board of Directors. Members of the Committee who are Employees shall be eligible to purchase stock under the Plan.

                  11.2 AUTHORITY OF COMMITTEE. Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination on the foregoing matters shall be conclusive. The Committee may delegate its authority as it deems necessary.

                  11.3 RULES GOVERNING THE ADMINISTRATION OF THE COMMITTEE. The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable and may hold telephonic meetings. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

                                   ARTICLE XII
                                  MISCELLANEOUS

                  12.1 DESIGNATION OF BENEFICIARY. A participant may file a written designation of a beneficiary who is to receive any Stock and/or cash. Such designation of beneficiary may be changed by the participant at any time by written notice to the designated office of the Company. Upon the death of a participant and upon receipt by the Company of proof of identity and existence at the participant's death of a beneficiary validly designated by the participant under the Plan, the Company shall deliver such Stock and/or cash to such beneficiary. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such Stock and/or cash to the executor or administrator of the estate of the

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participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Stock and/or cash to the spouse or to any one or more dependents of the participant as the Company may designate. No beneficiary shall, prior to the death of the participant by whom he has been designated, acquire any interest in the Stock or cash credited to the participant under the Plan.

                  12.2 TRANSFERABILITY. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Article VIII.

                  12.3 USE OF FUNDS. All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

                  12.4 ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

                           (a) If, while any options are outstanding, the
outstanding shares of Common Stock of the Company have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split (whether or not effected in the form of a stock dividend), reverse stock split or similar transaction, appropriate and proportionate adjustments may be made by the Committee in the number and/or kind of shares which are subject to purchase under outstanding options and on the option exercise price or prices applicable to such outstanding options. In addition, in any such event, the number and/or kind of shares which may be offered in the Offerings described in Article IV hereof shall also be proportionately adjusted.

                           (b) Upon the dissolution or liquidation of the
Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property or stock of the Company to another corporation, the holder of each option then outstanding under the Plan will thereafter be entitled to receive at the next Offering Termination Date upon the exercise of such option for each share as to which such option shall be exercised, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one share of the Company's Common Stock was entitled to receive upon and at the time of such transaction. The Board of Directors shall take such steps in connection with such transactions as the Board shall deem necessary to assure that the provisions of this Section
12.4 shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities and/or property as to which such holder of such option might thereafter be entitled to receive.

                  12.5 AMENDMENT AND TERMINATION. The Board of Directors shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board of Directors shall not, without the approval of the stockholders of the Corporation (i) increase the maximum number of shares which may be issued under any Offering (except pursuant to Section 12.4 hereof); or
(ii) amend the requirements as to the class of Employees eligible to purchase stock under the Plan. No termination,

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modification, or amendment of the Plan may, without the consent of an Employee then having an option under the Plan to purchase stock, adversely affect the rights of such Employee under such option.

                  12.6 EFFECTIVE DATE. The original Plan was effective as of July 1, 1994 and was thereafter approved by the holders of the majority of the Common Stock present and represented at the annual meeting of the shareholders held on December 8, 1994.

                  12.7 NO EMPLOYMENT RIGHTS. The Plan does not, directly or indirectly, create any right for the benefit of any Employee or class of Employees to purchase any shares under the Plan, or create in any Employee or class of Employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an Employee's employment at any time.

                  12.8 EFFECT OF PLAN. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Employee participating in the Plan, including, without limitation, such Employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Employee.

                  12.9 GOVERNING LAW. The law of the State of Arizona will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

                                       RURAL/METRO CORPORATION, a
                                       Delaware corporation



                                       By:      /s/Warren S. Rustand
                                               --------------------------------
                                       Its:     Chief Executive Officer
                                               --------------------------------

Attest:


/s/Louis G. Jekel
--------------------------------------
Secretary

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                             RURAL/METRO CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN

                                    EXHIBIT A
                         LIST OF PARTICIPATING COMPANIES

                     Effective Date as of September 6, 1996